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                              AMENDED AND RESTATED
                     LIMITED LIABILITY COMPANY AGREEMENT OF
                                REV HOLDINGS LLC


                  This Amended and Restated Limited Liability Company Agreement (this "Agreement") of REV Holdings LLC, a Delaware limited liability company, dated as of March 21, 2003, is adopted and entered into by Revlon Holdings LLC, a Delaware limited liability company formerly known as Revlon Holdings Inc., as sole member (the "Member" and, collectively, with all other persons who from time to time become Members pursuant to this Agreement, the "Members"), pursuant to and in accordance with the Delaware Limited Liability Company Act, 6 Del. C. ss. 18-101, et seq. (as it may be amended from time to time, the "Act") and hereby agrees as follows:

                  1. Name. The name of the limited liability company is REV Holdings LLC (the "Company").

                  2. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, to engage in any lawful act or activity for which limited liability companies may be formed under the Act (including, without limitation, acquiring, managing and disposing of real and personal property) and to engage in any and all activities necessary or incidental thereto. The Company shall have the authority to take all actions necessary or convenient to accomplish its purpose and operate its business as described in this Section 2.

                  3. Registered Office. The name and address of the registered office of the Company in the State of Delaware is c/o The Prentice-Hall Corporation System, Inc., 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, State of Delaware 19808.

                  4. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is c/o The Prentice-Hall Corporation System, Inc., 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, State of Delaware 19808.

                  5. Term. The existence of the Company commenced on February 24, 1997 and shall continue in existence until dissolved in accordance with the Act and this Agreement.

                  6. Members. The Company has one Member. The name and the mailing address of the Member of the Company is as follows:

Name                                           Address
----                                           -------

Revlon Holdings LLC                            35 East 62nd Street
                                               New York, New York  10021

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                  7. The Board.

                     (a)  Management and Powers.

                          (i) Subject to such matters which are expressly
reserved hereunder or under the Act to the Member for decision, the business and affairs of the Company shall be managed by a board of managers (the "Board"), which shall be responsible for policy setting, approving the overall direction of the Company and making all decisions affecting the business and affairs of the Company. The Board shall consist of one (1) to five (5) individuals (the "Managers"), the exact number of Managers to be determined from time to time by resolution of the Member. The initial Board shall consist of three (3) members, who shall be Ronald O. Perelman, Howard Gittis and Todd J. Slotkin. Mr. Perelman shall serve as Chairman of the Board and Mr. Gittis shall serve as Vice Chairman of the Board.

                          (ii) Each Manager shall be elected by the Member and
shall serve until his or her successor has been duly elected and qualified, or until his or her earlier removal, resignation, death or disability. The Member may remove any or all Managers from the Board or from any other capacity with the Company at any time, with or without cause. A Manager may resign at any time upon written notice to the Member.

                          (iii) Any vacancy occurring on the Board as a result
of the resignation, removal, death or disability of a Manager or an increase in the size of the Board shall be filled by the Member. A Manager chosen to fill a vacancy resulting from the resignation, removal, death or disability of a Manager shall serve the unexpired term of his or her predecessor in office.

                     (b)  Action By the Board.

                          (i) Meetings of the Board may be called by any Manager
upon two (2) days prior written notice to each Manager. The presence of a majority of the Managers then in office shall constitute a quorum at any meeting of the Board. All actions of the Board shall require the affirmative vote of a majority of the Managers then in office.

                          (ii) Meetings of the Board may be conducted in person
or by conference telephone facilities. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if such number of Managers sufficient to approve such action pursuant to the terms of this Agreement consent thereto in writing. Notice of any meeting may be waived by any Manager before or after such meeting.

                     (c) Power to Bind Company. None of the Managers (acting in their capacity as such) shall have authority to bind the Company with respect to any matter unless the Board shall have approved such matter and authorized such Manager(s) to bind the Company with respect thereto.



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                     (d) Officers and Related Persons.

                          (i) The Board shall have the authority to appoint and
terminate, with or without cause, officers of the Company and retain and terminate, with or without cause, employees, agents and consultants of the Company and to delegate such duties to any such officers, employees, agents and consultants as the Board deems appropriate, including the power, acting individually or jointly, to represent and bind the Company in all matters, in accordance with the scope of their respective duties.

                          (ii) Until the Board shall otherwise determine, the
following individuals shall be authorized to act on behalf of the Company:

          Ronald O. Perelman              Chairman and Chief Executive Officer
          Howard Gittis                   Vice Chairman
          Todd J. Slotkin                 Executive Vice President and Chief
                                          Financial Officer and Chief
          Barry F. Schwartz               Executive Vice President and General
                                          Counsel
          Michael C. Borofsky             Vice President and Secretary
          Gerry R. Kessel                 Vice President and Assistant Treasurer
          Lenny Ajzenman                  Vice President and Controller
          Marvin Schaffer                 Vice President and Assistant Secretary

                     (e) Todd J. Slotkin is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file the Certificate of Formation of the Company (and any amendments or restatements thereof) and any other certificates (and any amendments or restatements thereof) necessary for the Company to qualify to conduct business in a jurisdiction in which the Company may wish to conduct business.

                  8. Reliance by Third Parties. Any person or entity dealing with the Company or the Member may rely upon a certificate signed by any Manager, the Member or any individual authorized to act on behalf of the Company pursuant to subsection 7(d) above as to:

                          (i) the identity of the Member;

                          (ii) the existence or non-existence of any fact or
facts which constitute a condition precedent to acts by the Member or are in any other manner germane to the affairs of the Company;

                          (iii) the persons who or entities which are authorized
to execute and deliver any instrument or document of or on behalf of the Company; or

                          (iv) any act or failure to act by the Company or as to
any other matter whatsoever involving the Company or the Member.

                  9. Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following:


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                     (a) the written consent of the Member;

                     (b) the entry of a decree of judicial dissolution under
Section 18-802 of the Act; or

                     (c) at any time there are no Members, provided that the Company shall not dissolve and its affairs shall not be required to be wound up if, within one year after the occurrence of the event that terminates the continued membership of the last remaining Member, the personal representative (as defined in the Act) of such Member agrees in writing to continue the Company and to the admission of the personal representative of the Member or its nominee or designee to the Company as a member, effective as of the occurrence of the event that terminates the continued membership of the Member.

                  10. Liquidation. If the Company is dissolved pursuant to
Section 9, the Member shall have authority to wind-up the Company in accordance with the provisions of the Act.

                  11. Capital Contributions. The capital of the Company consists of $1,000.

                  12. Additional Contributions. The Member is not otherwise required to make any additional capital contribution to the Company.

                  13. Allocation of Profits and Losses. The Company's profits and losses shall be allocated to the Member.

                  14. Distributions. Distributions shall be made to the Member at the times and in the amounts determined by the Member.

                  15. Amendments. Amendments to this Agreement may be made only with the written consent of the Member.

                  16. Transfers and Assignments. The Member may transfer or assign in whole or in part its limited liability company interest.

                  17. Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the written consent of the Member.

                  18. Liability of Member. The Member shall not have any liability for the obligations of the Company except to the extent provided in the Act.

                  19. Liability of Indemnified Persons. No affiliate of the Member, or any Manager, officer, employee or expressly authorized agent, if any, of the Company, or any affiliate of any the foregoing persons (collectively, "Indemnified Persons") shall be liable to the Company, the Member or any other Indemnified Person for any claims, damages, losses, expenses or liabilities of any nature whatsoever, including, but not




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limited to, legal fees and expenses (collectively, "Losses"), to which the
Company or the Member may become subject in connection with or arising out of or related to this Agreement or the operation and affairs of the Company, provided that such Indemnified Person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Each Indemnified Person shall be entitled to rely in good faith on the advice of counsel, public accountants or other independent persons experienced in the matter at issue, and any act or omission of any Indemnified Person in reasonable reliance on such advice shall in no event subject any Indemnified Person to liability to the Company, the Member or any other Indemnified Person.

                  20. Indemnification. The Company shall, to the fullest extent permitted by applicable laws, indemnify and hold harmless each of the Indemnified Persons and the Member (collectively, the "Indemnitees") from and against any and all Losses to which such Indemnified Person may become subject (out of Company assets, including, without limitation, the proceeds of liability insurance) in connection with or arising out of or related to this Agreement or the operations or activities of the Company, whether or not an Indemnitee continues to serve in the capacity giving rise to his or her status as an Indemnitee at the time any such Losses are paid or incurred; provided that the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the event that any Indemnitee becomes involved it any capacity in any action, proceeding or investigation in connection with any matter that may result in the indemnification contemplated above, the Company will periodically advance to or reimburse such Indemnitee for its legal and other expenses (including the cost of any investigation and preparation) as incurred in connection therewith; provided, that such Indemnitee shall promptly repay to the Company the amount of any such advanced or reimbursed expenses paid to it to the extent it shall ultimately be determined that such Indemnitee is not entitled to such advance or reimbursement by the Company as herein provided in connection with such action, proceeding or investigation. The rights of indemnification provided in this Section 20 will be in addition to any rights to which an Indemnitee otherwise may be entitled by contract, under the Act or as a matter of law, and shall extend to each of his or her heirs, successors and assigns.

                  21. Outside Business. The Member, Managers or any affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company and the Member shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. No Member, Manager or affiliate thereof shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company and the Member, Manager or affiliate thereof shall have




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the right to take for its own account (individually or as a partner, shareholder, fiduciary or otherwise) or to recommend to others any such particular investment opportunity.

                  22. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, with all rights and remedies being governed by said laws.

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                  IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Amended and Restated Limited Liability Company Agreement as of the date first above-written.

                                   REVLON HOLDINGS LLC


                                   By:  /s/ Todd J. Slotkin
                                        ---------------------------------------
                                        Todd J. Slotkin
                                        Executive Vice President and Chief
                                        Financial Officer